                                    CONSENT

     I hereby consent to be named as an Independent Trust Manager in the Registration Statement on Form S-11 and related Prospectuses for AMRESCO Capital Trust, a Texas real estate investment trust. I understand that in being so named certain information about me will be included in such Registration Statement and related Prospectuses.

                                                  /s/ JOHN C. DETERDING
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                                                     John C. Deterding

April 15, 1998